Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2011 FOURTH

QUARTER AND YEAR END FINANCIAL RESULTS

ALISO VIEJO, Calif., December 12, 2011-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three and twelve months ended September 30, 2011.

Quarterly Financial Highlights

•	Gross revenue for NUEDEXTA® of $4.3 million

•	Cash used in operations was $14.0 million

•	Cash, cash equivalents, and restricted investments of $81.8 million as of September 30, 2011

“I am pleased with the foundation for commercial success that we established in fiscal and calendar 2011,” said Keith A. Katkin, president and CEO of Avanir. “I am excited about 2012 and look forward to further expanding the commercial success of NUEDEXTA while advancing clinical opportunities for AVP-923 with studies in central neuropathic pain due to multiple sclerosis and behavioral disturbances associated with Alzheimer’s disease.”

Fiscal 2011 Fourth Quarter Results

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Total net revenues for the quarter ended September 30, 2011 were $4.8 million, compared with $726,000 for the comparable quarter in 2010. Total net revenues consist of royalty revenue from Abreva® and NUEDEXTA revenue.

•	Total operating expenses were $22.5 million in the fourth quarter of fiscal 2011, compared with $9.5 million in the comparable period in fiscal 2010.

•	Cash used in operations was $14.0 million in the fourth quarter of fiscal 2011.

•	Net loss for the fiscal 2011 fourth quarter was $18.0 million, or $0.14 per share, compared with a net loss of $9.7 million, or $0.10 per share, for the same period in fiscal 2010.

Twelve-Month Results

•	Total net revenue for fiscal 2011 totaled $10.5 million compared with $3.7 million for fiscal 2010.

•	Total operating expenses were $70.7 million in fiscal 2011 compared to $29.8 million in fiscal 2010.

•	Cash used in operations was $56.5 million in fiscal 2011.

•	Net loss for fiscal 2011 was $60.6 million, or $0.51 per share, compared with a net loss of $26.7 million, or $0.30 per share for fiscal 2010.

NUEDEXTA Revenue

For the quarter ended September 30, 2011, the company reported NUEDEXTA gross and net revenue of $4.3 million and $3.7 million respectively. Fourth quarter fiscal 2011 NUEDEXTA gross and net revenue increased 95% over the previous quarter. For Fiscal 2011, the company reported NUEDEXTA gross and net revenue of $7.0 million and $6.1 million respectively. NUEDEXTA revenue is recognized using a deferred revenue recognition model, meaning that NUEDEXTA capsule shipments to wholesalers are initially recorded as deferred revenue and later recognized as revenue when the product has left the distribution channel and is no longer subject to a right of return, effectively representing reported end-user prescriptions and non-retail shipments of NUEDEXTA capsules.

Business Highlights

Recent highlights for the company include:

•

In October, the company announced that it had submitted an application to the European Medicines Agency (EMA) seeking marketing authorization for NUEDEXTA (dextromethorphan HBr and quinidine sulfate) for the treatment of pseudobulbar affect (PBA). Subsequently in November, the company announced that the EMA had accepted the filing of the Marketing Authorization Application (MAA) for NUEDEXTA for the treatment of PBA.

•

In November, the company announced that it had enrolled the first patient into the PRIME (Pain Research In Multiple sclErosis) study, an investigation of AVP-923 capsules for the treatment of central neuropathic pain in patients with multiple sclerosis.

•	Achieved record total NUEDEXTA prescriptions of 10,210 for the quarter ending September 30, 2011.

Cash, Cash Equivalents & Marketable Securities

As of September 30, 2011 Avanir had cash, cash equivalents and investments in securities totaling $81.8 million, including cash and cash equivalents of $79.5 million and restricted investments in securities of $2.3 million.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2011 full year financial results today, December 12, 2011, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1-877-558-3407 for domestic callers or +1-706-679-1941 for international callers, and entering passcode 33791527. Those interested in listening to the conference call live via the internet may do so by visiting http://www.avanir.com.

About AVP-923

AVP-923 is a combination of two well-characterized compounds: the active ingredient dextromethorphan hydrobromide (an uncompetitive NMDA receptor antagonist and sigma-1 receptor agonist) and low dose quinidine sulfate (a CYP2D6 enzyme inhibitor), which serves to increase the bioavailability of dextromethorphan. The dosage form of AVP-923 of 20 mg DM/10 mg Q capsules (twice daily) is approved by the FDA under the brand name NUEDEXTA® which is indicated for the treatment of pseudobulbar affect (PBA).

About NUEDEXTA

NUEDEXTA® is the first and only FDA-approved treatment for pseudobulbar affect (PBA). NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA is not approved for the treatment of central neuropathic pain.

NUEDEXTA Important Safety Information

NUEDEXTA can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA. NUEDEXTA is contraindicated in patients receiving drugs that both prolong QT interval and are metabolized by CYP2D6 (e.g., thioridazine and pimozide) and should not be used concomitantly with other drugs containing quinidine, quinine, or mefloquine. NUEDEXTA is contraindicated in patients taking monoamine oxidase inhibitors (MAOIs) or in patients who have taken MAOIs within the preceding 14 days. NUEDEXTA is contraindicated in patients with a known hypersensitivity to its components.

NUEDEXTA may cause serious side effects, including possible changes in heart rhythm. NUEDEXTA is contraindicated in patients with a prolonged QT interval, congenital long QT syndrome or a history suggestive of torsades de pointes, in patients with heart failure as well as patients with, or at risk of, complete atrioventricular (AV) block, unless the patient has an implanted pacemaker.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk of QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation of QT interval should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions in patients taking NUEDEXTA are diarrhea, dizziness, cough, vomiting, weakness, swelling of feet and ankles, urinary tract infection, flu, elevated liver enzymes, and flatulence.

NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.

Patients should take NUEDEXTA exactly as prescribed. Patients should not take more than 2 capsules in a 24-hour period, make sure that there is an approximate 12-hour interval between doses, and not take a double dose after they miss a dose.

These are not all the risks from use of NUEDEXTA. For additional important safety information about NUEDEXTA, please see the full Prescribing Information at www.NUEDEXTA.com.

About PBA

Patients suffering from existing neurological disease or brain injury may also suffer the added burden of pseudobulbar affect, or PBA. PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state. PBA outbursts result from a “short circuit” in the brain caused by another neurologic condition—such as multiple sclerosis (MS), amyotrophic lateral sclerosis (ALS), stroke, or traumatic brain injury. PBA can have a debilitating impact on the lives of patients, caregivers and loved ones. For more information about PBA, please visit www.PBAinfo.org.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc.

©2011 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining and maintaining regulatory approvals domestically and internationally, risks associated with meeting the objectives of the PRIME study, including, but not limited to, delays or failures in enrollment, and the occurrence of adverse safety events, and risks associated with initiating a study of behavioral disturbances associated with Alzheimer’s disease, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	September 30, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$79,542,564	$38,771,469
Trade receivables	2,011,165	—
Inventories, net	252,244	652,628
Prepaid expenses and other current assets	1,965,748	1,066,482
Current portion of restricted investments in marketable securities	618,314	200,000

Total current assets	84,390,035	40,690,579
Restricted investments in marketable securities, net of current portion	1,634,625	401,550
Property and equipment, net	1,695,329	449,712
Non-current inventories, net	792,933	228,207
Other assets	1,136,072	371,150

TOTAL ASSETS	$89,648,994	$42,141,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$10,449,427	$5,323,542
Deferred product revenues, net	1,652,788	—
Current portion of deferred royalty revenues	2,087,226	2,399,849

Total current liabilities	14,189,441	7,723,391
Accrued expenses and other liabilities, net of current portion	68,487	334,269
Deferred royalty revenues, net of current portion	4,051,402	6,076,982

Total liabilities	18,309,330	14,134,642

Total stockholders’ equity	71,339,664	28,006,556

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$89,648,994	$42,141,198

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(audited)
REVENUES FROM PRODUCT SALES
Gross product sales	$4,322,688	$—	$7,014,778	$—
Less: discount and allowances	627,631	—	925,472	—

Net product sales	3,695,057	—	6,089,306	—
Cost of product sales	212,445	117,640	445,980	197,640

Product gross margin (loss)	3,482,612	(117,640)	5,643,326	(197,640)

OTHER REVENUES
Revenues from royalties	1,065,713	(71,304)	4,406,589	2,895,474

Total gross margin	4,548,325	(188,944)	10,049,915	2,697,834

OPERATING EXPENSES
Research and development	5,631,610	3,271,405	15,253,739	13,322,040
Selling, general and administrative	16,903,327	6,250,185	55,425,591	16,472,518

Total operating expenses	22,534,937	9,521,590	70,679,330	29,794,558

Loss from operations	(17,986,612)	(9,710,534)	(60,629,415)	(27,096,724)

OTHER INCOME (EXPENSE)
Interest income	10,754	4,199	38,785	15,021
Other, net	(9,438)	389	(37,733)	390,755

Loss before provision for income taxes	(17,985,296)	(9,705,946)	(60,628,363)	(26,690,948)

Provision for income taxes	3,200	3,200	3,200	3,200

Net loss	$(17,988,496)	$(9,709,146)	$(60,631,563)	$(26,694,148)

Basic and diluted net loss per share	$(0.14)	$(0.10)	$(0.51)	$(0.30)

Basic and diluted weighted average number of common shares outstanding	124,325,299	94,458,530	119,405,230	87,614,420